UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ____)

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Indiana Community Bancorp

(Name of Registrant as Specified In Its Charter)

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Indiana Community Bancorp
501 Washington Street
Columbus, Indiana  47201
(812) 376-3323

Notice of Annual Meeting of Shareholders

To Be Held On April 27, 2010

The Annual Meeting of Shareholders of Indiana Community Bancorp will be held at the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana 46124, on Tuesday, April 27, 2010, at 3:00 p.m., local time.

The Annual Meeting will be held for the following purposes:

1.	Election of Directors. Election of three directors of the Bancorp to serve three-year terms expiring in 2013.

2.	Approval of 2010 Stock Option and Incentive Plan. Approval and ratification of the Indiana Community Bancorp 2010 Stock Option and Incentive Plan.

3.	Ratification of Auditors. Approval and ratification of the appointment of BKD, LLP as auditors for the Bancorp for the fiscal year ending December 31, 2010.

4.	Shareholder Advisory (Non-Binding) Vote on Executive Compensation. Consideration and approval of compensation paid to executive officers of the Bancorp disclosed in the Proxy Statement.

5.	Other Business. Other matters as may properly come before the meeting or at any adjournment.

You can vote at the meeting or any adjournment of the meeting if you are a shareholder of record at the close of business on March 8, 2010.

We urge you to read the enclosed Proxy Statement carefully so you will have information about the business to come before the meeting or any adjournment. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for the fiscal year ended December 31, 2009, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

By Order of the Board of Directors

John K. Keach, Jr.
Chairman of the Board, President and Chief Executive Officer
Columbus, Indiana
March 23, 2010

It is important that you return your proxy promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2010:

The Corporation’s Proxy Statement for the Annual Meeting and a sample of the form of proxy card sent to shareholders by the Corporation are available at http://www.myindianabank.com.

Indiana Community Bancorp
501 Washington Street
Columbus, Indiana  47201
(812) 376-3323

Proxy Statement

for
Annual Meeting of Shareholders

April 27, 2010

The Board of Directors of Indiana Community Bancorp, an Indiana corporation, is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on Tuesday, April 27, 2010, at the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana 46124, and at any adjournment of the meeting. The Bancorp’s principal asset consists of 100% of the issued and outstanding shares of Common Stock of Indiana Bank and Trust Company. We expect to mail this Proxy Statement to our shareholders on or about March 23, 2010.

Items of Business

At the Annual Meeting, shareholders will:

•	vote on the election of three directors to serve three-year terms expiring in 2013;

•	vote on approval and ratification of the Indiana Community Bancorp 2010 Stock Option and Incentive Plan;

•	ratify the selection of BKD, LLP, as auditors for the Bancorp for 2010;

•	approve in an advisory (non-binding) vote the compensation of executive officers disclosed in this Proxy Statement; and

•	transact any other matters of business that properly come before the meeting.

We do not expect any other items of business, because the deadline for shareholder nominations and proposals has already passed. If other matters do properly come before the meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy to vote on any other matters brought before the meeting. Those persons intend to vote the proxies in accordance with their best judgment.

Voting Information

Who is entitled to vote?

Shareholders of record at the close of business on March 8, 2010, the record date, may vote at the Annual Meeting. On the record date, there were 3,358,079 shares of the Common Stock issued and outstanding.  Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented.  The Bancorp also had 21,500 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”) outstanding on March 8, 2010, but these shares do not have the right to vote at the Annual Meeting of Shareholders.

How many votes are required to elect directors?

The three nominees for director receiving the most votes will be elected. Abstentions, broker non-votes, and instructions to withhold authority to vote for a nominee will result in the nominee receiving fewer votes but will not count as votes against the nominee.

How many votes are required to approve the 2010 Stock Option and Incentive Plan?

A majority of the shares of the Bancorp’s common stock voting in person or by proxy and entitled to vote at the Annual Meeting must approve the 2010 Stock Option and Incentive Plan.  Abstentions will be included in the number of shares present and entitled to vote on the proposal and accordingly treated as “no” votes, but broker non-votes will be excluded from the number of shares present and entitled to vote on the proposal and will have no effect on the votes.

How many votes are required to ratify the selection of BKD, LLP as auditors of the Bancorp for 2010?

More votes cast in favor of this proposition than are cast against it are required to ratify BKD, LLP as our auditors for 2010. Abstentions and broker non-votes will have no effect on this proposal.

How many votes are required to approve on an advisory basis the compensation of the Bancorp’s executive officers?

More votes cast in favor of this proposition than are cast against it are required to approve on a non-binding basis the compensation of the Bancorp’s executive officers.  Abstentions and broker non-votes will have no effect on the advisory vote on executive compensation.

How do I vote my shares?

If you are a “shareholder of record,” you can vote by mailing the enclosed proxy card. The proxy, if properly signed and returned to the Bancorp and not revoked prior to its use, will be voted in accordance with the instructions contained in the proxy. If you return your signed proxy card but do not indicate your voting preferences, the proxies named in the proxy card will vote on your behalf for the three nominees for director listed below, for approval and ratification of the Indiana Community Bancorp 2010 Stock Option and Incentive Plan, for approval of the appointment of BKD, LLP as auditors of the Bancorp for 2010, and for approval of the executive compensation paid to executive officers of the Bancorp. If you do not give contrary instructions, the proxies will vote for each other matter described below and, upon the transaction of other business as may properly come before the meeting, in accordance with their best judgment.

If you have shares held by a broker or other nominee, you may instruct the broker or other nominee to vote your shares by following the instructions the broker or other nominee provides to you. If you do not submit specific voting instructions to your broker, the organization that holds your shares may generally vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions.  On non-discretionary items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” The proposals to ratify BKD, LLP as our auditors for 2010 and the shareholder advisory (non-binding) vote on executive compensation are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. However, brokers do not have discretion to vote your shares on the 2010 Stock Option and Incentive Plan and, pursuant to recent amendments to the NYSE rules, brokers will not have discretion to vote your shares on the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees or the proposal relating to the 2010 Stock Option and Incentive Plan at the Annual Meeting of Shareholders.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment and will not be used for any other meeting.

How do I vote shares held in the Bancorp’s 401(k) Plan?

We maintain a 401(k) Plan which owns approximately 2.6% of the Bancorp’s Common Stock. Employees of the Bancorp and its subsidiaries may participate in the Plan. Each Plan participant instructs the trustee of the Plan how to vote the shares of Bancorp Common Stock allocated to his or her account under the Plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote such participant’s shares in accordance with the shareholder’s instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as how to vote at the Annual Meeting, the trustee will vote the shares “FOR” the election of each of management’s director nominees, “FOR” the Indiana Community Bancorp 2010 Stock Option and Incentive Plan, “FOR” the ratification of BKD, LLP as our auditors for 2010, and “FOR” approval of the compensation of the Bancorp’s executive officers. The trustee will vote the shares of Bancorp Common Stock held in the Plan but not allocated to any participant’s account and shares as to which no voting instruction cards are received in the same proportion as the allocated shares in the Plan are voted with respect to the items being presented to a shareholder vote.

Can I change my vote after I have mailed my proxy card?

You have the right to revoke your proxy at any time before it is exercised by (1) notifying the Bancorp’s Secretary (Mark T. Gorski, 501 Washington Street, Columbus, Indiana 47201) in writing, (2)  delivering a later-dated proxy, or (3) voting in person at the Annual Meeting.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting. However, we encourage you to vote by proxy card even if you plan to attend the meeting.

If your shares are held by a broker or other nominee, you must obtain a proxy from the broker or other nominee giving you the right to vote the shares at the meeting.

What constitutes a quorum?

The holders of over 50% of the outstanding shares of Common Stock as of the record date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting.

Principal Holders of Common Stock

The following table provides information as of March 8, 2010, about each person known by the Bancorp to own beneficially 5% or more of the Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class

John K. Keach, Jr. 501 Washington Street Columbus, IN 47201	175,640 (1)	5.1%

Financial Edge Fund, L.P. Financial Edge-Strategic Fund, L.P. Goodbody/PL Capital, L.P. PL Capital, LLC PL Capital Advisors, LLC Goodbody/PL Capital, LLC John W. Palmer Richard J. Lashley PL Capital/Focused Fund, L.P. 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	317,877 (2)	9.5%

Malta Partners, L.P. Malta Hedge Fund, L.P. Malta Hedge Fund II, L.P. Malta Offshore, Ltd. SOAM Holdings, Inc. Sandler O’Neill Asset Management, LLC Terry Maltese c/o Terry Maltese Sandler O’Neill Asset Management, LLC 780 Third Avenue, 5th Floor New York, New York 10017	181,000 (3)	5.4%

(1)
Includes 71,127 shares held jointly by Mr. Keach and his wife, 19,562 shares held by his wife, 958 shares held by Mr. Keach’s children, 61,691 shares subject to stock options granted under the Bancorp’s stock option plans, and 22,302 whole shares allocated as of December 31, 2009, to Mr. Keach’s account under the Indiana Community Bancorp Employees’ Savings and Profit Sharing Plan and Trust (the “401(k) Plan”). Does not include stock options for 3,309 shares which are not exercisable within a period of 60 days following the record date.

(2)
According to an Amendment to Schedule 13D, filed August 4, 2008, includes (1) 145,638, 52,870, and 50,035 shares owned by Financial Edge Fund, L.P., Financial Edge-Strategic Fund, L.P., and PL Capital/Focused Fund, L.P., respectively, each of which is advised by PL Capital Advisors, LLC, and has PL Capital, LLC as its general partner, (2) 69,234 shares held by Goodbody/PL Capital, L.P., whose general partner is Goodbody/PL Capital, LLC, and whose investment advisor is PL Capital Advisors LLC, and (3) 100 shares beneficially owned by Richard J. Lashley in his individual capacity. Richard J. Lashley and John W. Palmer are managing members of PL Capital, LLC, Goodbody/PL Capital, LLC, and PL Capital Advisors, LLC.

(3)
According to a Schedule 13D filed January 14, 2010, includes 6,100, 21,300, 111,400, and 42,200 shares owned by Malta Partners, LP., Malta Hedge Fund, L.P., Malta Hedge Fund II, L.P., and Malta Offshore, Ltd., respectively, each of whom receives administrative and management services from Sandler O’Neill Asset Management, LLC (“SOAM”).  The sole general partner of each of the partnerships holding shares is SOAM Holdings, LLC (“Holdings”).  Terry Maltese is President and managing member of Holdings and SOAM.  The parties listed above share investment and voting power with respect to the 181,000 shares.

Proposal 1 — Election of Directors

The Board of Directors currently consists of seven members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are elected for a term of three years (unless a shorter period is specified) and until their successors are elected and qualified. One class of directors is elected annually.

The nominees for director this year are John T. Beatty, William J. Blaser and Harold Force, each of whom is a current director of the Bancorp. If the shareholders elect these nominees at the Annual

Meeting, the terms of Messrs. Beatty, Blaser and Force will expire in 2013. No nominee for director is related to any other director or executive officer of the Bancorp or nominee for director by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

The following table provides information on the nominees for the position of director of the Bancorp and for each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned as of the record date. The table also includes information on the number of shares of Common Stock beneficially owned by executive officers of the Bancorp who are not directors, and by all directors and executive officers of the Bancorp as a group.

The Board recommends that you vote FOR the three nominees.

Name	Age	Positions Held With the Bancorp	Director of the Bank Since	Director of the Bancorp Since	Term to Expire	Shares of Common Stock Beneficially Owned on 3/08/10 (1)		Percent of Class
Director Nominees
John T. Beatty	59	Director	1991	1992	2013	25,448	(2)	*
William J. Blaser	60	Director	2006	2006	2013	18,500	(3)	*
Harold Force	58	Director	1991	1992	2013	33,095	(4)	*

Directors Continuing In Office
John K. Keach, Jr.	58	Chairman of the Board, President and Chief Executive Officer	1990	1990	2011	175,640	(5)	5.1%
David W. Laitinen, MD	57	Director	1990	1990	2011	33,199	(6)	*
John M. Miller	59	Director	2002	2002	2012	23,967	(7)	*
Harvard W. Nolting, Jr.	70	Director	1988	1990	2012	60,559	(8)	1.8%

Executive Officers
Charles R. Farber	60	Executive Vice President				56,035	(9)	1.6%
Mark T. Gorski	45	Executive Vice President, Chief Financial Officer, Treasurer and Secretary				50,858	(10)	1.5%

All executive officers and directors as a group (9 persons)						477,301	(11)	13.5%

*	Less than 1%.
(1)
Includes shares beneficially owned by members of the immediate families of the directors, director nominees, or executive officers residing in their homes. Unless otherwise indicated, each nominee, director or executive officer has sole investment and/or voting power with respect to the shares shown as beneficially owned by him or her.

(2)	Includes 19,724 shares held jointly by Mr. Beatty and his wife, and 5,724 shares subject to stock options granted under the Bancorp’s stock option plans.
(3)	Includes 3,000 shares jointly held by Mr. Blaser and his wife, and 13,500 shares subject to stock options granted under one of the Bancorp’s stock option plans.
(4)	Includes 24,371 shares held jointly by Mr. Force and his wife, and 5,724 shares subject to stock options granted under the Bancorp’s stock option plans.
(5)
Includes 71,127 shares held jointly by Mr. Keach and his wife, 19,562 shares held by his wife, 958 shares held by Mr. Keach’s children, 61,691 shares subject to stock options granted under the Bancorp’s stock option plans, and 22,302 whole shares allocated as of December 31, 2009, to Mr. Keach’s account under the 401(k) Plan.  Does not include stock options for 3,309 shares which are not exercisable within a period of 60 days following the record date.

(6)
Includes 27,475 shares held jointly by Dr. Laitinen and his wife and 5,724 shares subject to stock options granted under the Bancorp’s stock option plans. 27,475 of these shares have been pledged to secure a joint brokerage account of Dr. and Mrs. Laitinen.

(7)	Includes 700 shares held by children who reside with Mr. Miller, and stock options for 13,500 shares granted under one of the Bancorp’s stock option plans.
(8)	Includes 4,293 shares subject to stock options granted under the Bancorp’s stock option plans.
(9)	Includes 45,000 shares subject to stock options granted under the Bancorp’s stock option plans and 8,002 whole shares allocated as of December 31, 2009, to Mr. Farber’s account under the 401(k) Plan.
(10)	Includes 25,000 shares subject to stock options granted under the Bancorp’s stock option plans and 536 whole shares allocated as of December 31, 2009, to Mr. Gorski’s account under the 401(k) Plan.
(11)
Includes 180,156 shares subject to stock options granted under the Bancorp’s stock option plans and 30,840 whole shares allocated to the accounts of participants in the 401(k) Plan as of December 31, 2009. Does not include stock options for 3,309 shares which are not exercisable within a period of 60 days following the record date.

Presented below is information concerning the director nominees and directors continuing in office of the Bancorp. Each of the directors and director nominees has particular experience, qualifications, attributes and skills that qualify him to serve as a director of the Bancorp. These particular attributes are set forth below.

•
John T. Beatty is President and Treasurer of Beatty Insurance, Inc. He has owned and operated this successful small insurance business for over 38 years. He is active in the Bank’s market area, in particular in the business community in those markets. He serves several local civic and charitable organizations. He is valuable to the Bancorp and the Bank in dealing with insurance matters and lending to the insurance industry. His experience assists the Bancorp and the Bank with business lending strategies.

•
William J. Blaser is Managing Partner of L.M. Henderson & Company, LLP (certified public accountants and consultants), in Indianapolis, Indiana. He has been a CPA for over 38 years and has served as the managing partner of a public accounting firm since 1970. He has had years of experience in preparing and reviewing financial statements, including those of financial institutions. Mr. Blaser’s extensive accounting background enables him to provide value in his role as the Board’s Audit Committee financial expert and as Chairman of the Bancorp’s Audit Committee.

•
Harold Force has been President of Force Construction Company, Inc. since 1976. He has operated this successful business for over 30 years. He also serves as Executive Vice President of Force Design, Inc. He also plays an active role in the Bank’s market area. As a business owner, he has had significant experience working with financial institutions. Mr. Force’s experience is of great value to the Bancorp and the Bank as it relates to commercial and commercial real estate lending. His community involvement has also proved valuable to the Bancorp and Bank, as members of the community have been referred for products and services.

•
John K. Keach, Jr. has been employed by the Bank since 1974. In 1985, he was elected Senior Vice President - Financial Services; in 1987 he became Executive Vice President, and in 1988 he became President and Chief Operating Officer. In 1994, he became President and Chief Executive Officer. In 1999, he was appointed Chairman of the Board of Directors of Home Federal Bancorp, which changed its name to Indiana Community Bancorp. This extensive background and experience with the Bank and its operations enhances Mr. Keach, Jr.’s ability to provide leadership to the Bancorp in his roles as President and Chief Executive Officer.

•
David W. Laitinen, MD has been an orthopedic surgeon in Seymour, Indiana since 1983. Dr. Laitinen has been involved in one of the Bank’s primary market areas for over 25 years, and his knowledge of the health care industry is of particular value to the Bancorp and Bank as it relates to lending to members of the medical community.

•
John M. Miller is the President of Best Beers, Inc. (beer distributor) in Bloomington, Indiana.. He has served as an owner and operator of the beer distributor for over 30 years, which has grown from 1 to 100 employees during his involvement with the company. He is also active on the financial side of his business. His small business experience as well as his role as a successful real estate investor provide valuable expertise with respect to the commercial and commercial real estate lending activities of the Bank.

•
Harvard W. Nolting, Jr. was a co-owner of Nolting Foods, Inc. (grocery chain) for over 30 years before his retirement in 1994. He served as co-owner and manager of this small business which employed approximately 550 people. He has particular skills in evaluating personnel which has proved valuable to the Bancorp in managing its staff and employee base. His experience operating a small business has also assisted the Bancorp and the Bank with its lending to small businesses.

Corporate Governance

Director Independence. All of the directors except John K. Keach, Jr., meet the standards for independence of Board members set forth in the Listing Standards for the Nasdaq Stock Exchange. Moreover, all members of the Bancorp’s Audit Committee, Compensation Committee, Stock Option Committee, and Nominating and Governance Committee meet those independence standards. The Board of Directors of the Bancorp considers the independence of each of the directors under the Listing Standards of the Nasdaq Stock Exchange which, for purposes of determining the independence of Audit Committee members, also incorporate the standards of the Securities and Exchange Commission included in Reg. § 240.10A-3(b)(1). Among other things, the Board considers current or previous employment relationships  as well as material transactions or relationships between the Bancorp or its subsidiaries and the directors, members of their immediate families, or entities in which the directors have a significant interest. The purpose of this review is to determine whether any relationships or transactions exist or have occurred that are inconsistent with a determination that the director is independent.

John K. Keach, Jr. serves as Chairman and Chief Executive Officer of the Bancorp.  The Bancorp has chosen to combine the principal executive officer and board chairman positions because this combined role promotes unified leadership and direction for the Board and for executive management and allows for a single, clear focus for the chain of command to execute the Bancorp’s business plans.  Moreover, the Bancorp receives active and effective management and oversight of the Bancorp's operations by the Board’s independent directors.  The Bancorp’s Audit, Nominating, and Compensation and Stock Option Committees are comprised exclusively of independent directors.  Non-management directors meet at regularly scheduled executive sessions without management present.  Moreover, Harold Force has been elected as the lead independent director to chair these executive sessions, with authority to call special meetings of the independent directors.  For all of these reasons, the Bancorp believes that it is appropriate for John K. Keach, Jr. to serve as Chairman and Chief Executive Officer.

Meetings of the Board of Directors. During the fiscal year ended December 31, 2009, the Board of Directors of the Bancorp met or acted by written consent eight times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Bancorp held while he served as director and of meetings of committees on which he served during that fiscal year.

Board Committees. The Bancorp’s Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee, and a Nominating and Governance Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

The Audit Committee, the members of which are Messrs. Blaser (Chairman), Beatty, Force, Nolting, and Dr. Laitinen, recommends the appointment of the Bancorp’s independent accountants in connection with its annual audit, and meets with them to outline the scope and review the results of the audit. In addition, the Board of Directors has determined that William J. Blaser is a “financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934. The Audit Committee met four times during the fiscal year ended December 31, 2009. The Board of Directors has adopted a written charter for the Audit Committee, which is posted on the Bancorp’s website at http://www.myindianabank.com. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

The Compensation Committee reviews payroll costs and salary recommendations and determines the compensation of the Bancorp’s officers. The Compensation Committee met or acted by written consent three times during fiscal 2009. The members of this Committee are Messrs. Nolting (Chairman), Miller and Dr. Laitinen. The Compensation Committee has a separate charter which is posted on the Bancorp’s website at http://www.myindianabank.com.

For 2009, the Bancorp engaged Towers Perrin to assist the Compensation Committee in determining, structuring and evaluating the risks of the Bancorp’s executive compensation. Towers Perrin provided no other services to the Bancorp or its subsidiaries during 2009.

The Bancorp’s Stock Option Committee administers the Bancorp’s stock option plans. It did not meet during the year ended December 31, 2009. Its members are all of the directors except Mr. Keach, Jr.

The Nominating and Governance Committee, referred to here as the “Nominating Committee,” selects the individuals who will run for election to the Bancorp’s Board of Directors each year. Its members for this Annual Meeting were Messrs. Force (Chairman), Nolting, and Laitinen. It met one time during 2009. The Nominating Committee’s charter is available at http://www.myindianabank.com.

The Nominating Committee will consider the director nomination of any shareholder of the Bancorp entitled to vote for the election of directors at the meeting who has given timely notice in writing to the Secretary of the Bancorp as provided in the Bancorp’s By-laws. To be timely, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Bancorp not less than 60 days prior to the meeting, unless less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the Annual Meeting specified in publicly-available By-laws, if the Annual Meeting is held on such date), in which case the notice by a shareholder must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Although the Nominating Committee will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose, as it will address nominations on a case-by-case basis. When considering a potential candidate for membership on the Bancorp’s Board of Directors, the Nominating Committee considers diversity, age, skills, relevant business and industry experience, and independence under the Listing Standards of the Nasdaq Stock Exchange.  The Nominating Committee assesses the effectiveness of its efforts to have a diverse Board of Directors by periodically reviewing the current Board members to ensure that the Board has occupational diversity which aids in oversight of the Company’s commercial lending and geographic diversity across the Company’s market area to aid in assessing and overseeing the Company’s position and reputation.  The Nominating Committee strives to identify Board members with varying backgrounds and gives consideration to gender, race and age diversity.  Under Corporate Governance Guidelines adopted by the Nominating Committee, executive officers and non-employee directors of the Bancorp must own at least 1,000 shares of Bancorp Common Stock. The Nominating Committee does not have specific minimum qualifications that must be met by a Nominating Committee-recommended candidate other than those prescribed by the By-laws or in the Nominating Committee’s Corporate Governance Guidelines, and it has no specific process for identifying the candidates. There are no differences in the manner in which the Nominating Committee evaluates a candidate that is recommended for nomination for membership on the Bancorp’s Board of Directors by a shareholder. The Nominating Committee has not received any nominations from any of the Bancorp’s shareholders in connection with the Annual Meeting.

Under Corporate Governance Guidelines adopted by the Nominating Committee, directors who change their principal employment or responsibilities outside the Bancorp must submit written notification of the change and an offer of resignation to the Chairman of the Nominating Committee. In deciding whether to recommend to the full Board the acceptance of the director’s offer to resign, the Nominating Committee will review the appropriateness of the director’s continued membership on the Board under the changed circumstances. This requirement will provide the Board with the opportunity to consider whether the director’s continued service on the Board is in the shareholders’ best interest.

Risk Oversight.  The Board of Directors plays an active role in the oversight of credit risk, operational risk, liquidity risk, and similar risks of the business of the Bancorp.  It performs this role primarily through its Committee structure.  The Audit Committee of the Bancorp considers risk issues associated with the Bancorp’s financial reporting and disclosure process and also monitors controls for material weaknesses in the audit function.  The Audit Committee meets periodically with the Chief Financial Officer and Senior Risk Officer of the Bancorp in carrying out these responsibilities.  The full Board and Audit Committee have access, as needed, to the executive officers and other employees of the Bancorp who help supervise the day-to-day risk management responsibilities of the Bancorp.  They also have access to legal representation to the extent deemed necessary to assist with their risk oversight responsibilities.  In addition, the Compensation Committee and the Stock Option Committee evaluate the compensation programs of the Bancorp to ensure that they do not create incentives among management employees to take undue risk.  The Bank also has Loan and Senior Management committees, whose members are available to the Board, to monitor risks related to liquidity and interest rates and lending risks.

Communications with Directors. The Bancorp has adopted a policy for its shareholders to send written communications to the Bancorp’s directors. Under this policy, shareholders may send written communications in a letter by first-class mail addressed to any director at the Bancorp’s main office. The Bancorp has also adopted a policy that strongly encourages its directors to attend each Annual Meeting of shareholders. All of the Bancorp’s directors at the time attended the Annual Meeting of Shareholders on April 28, 2009.

Executive Compensation

Summary Compensation Table for 2009

The following table presents information for compensation awarded to, earned by, or paid to the Named Executive Officers for 2009 and 2008.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

John K. Keach, Jr.	2009	$350,514	$—	$—	$7,057	$357,571
Chairman of the Board, President and Chief Executive Officer	2008	350,514	24,800	89,202	6,900	471,416

Mark T. Gorski	2009	198,793	—	34,192	5,467	238,452
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2008	197,345	12,400	33,080	5,750	248,575

Charles R. Farber	2009	186,923	—	74,996	5,065	266,984
Executive Vice President	2008	180,000	12,400	85,168	3,326	280,894

(1)	Includes any amounts earned but deferred, including amounts deferred under the Bank’s 401(k) Plan.
(2)
The 2008 amounts reflect the aggregate grant date fair value of stock options in accordance with FAS ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 13 to the Bancorp’s audited financial statements for the fiscal year ended December 31, 2009, included in the Bancorp’s Annual Report on Form 10−K for 2009.

(3)
The 2008 amount in this column represents amounts that were earned for services under the Bancorp’s Long-Term Incentive Plan for the three-year period 2006-2008. Such amounts were based on performance criteria that were satisfied over the three-year period ending in 2008, but were paid in January 2009.  The 2009 amount in this column represents for Mark T. Gorski and Charles R. Farber amounts that were earned for services under the Bancorp’s Long-Term Incentive Plan for the three-year period 2007-2009. Such amounts were based on performance criteria that were satisfied over the three-year period ending in 2009, but were paid in January 2010.  This column also includes, for Charles R. Farber, bonuses paid under the Indianapolis Market Growth Plan, which were $53,700 and $43,092, respectively for 2008 and 2009.

(4)
Includes the Bank’s matching contributions and allocations under its 401(k) Plan. The Named Executive Officers received certain perquisites during the reported years, but the incremental cost of providing those perquisites did not exceed $10,000.

Option Plans

1995 Option Plan. On August 29, 1995, the Board of Directors of the Bancorp approved the Indiana Community Bancorp 1995 Stock Option Plan, which became effective on October 24, 1995, when the shareholders approved the 1995 Option Plan. The Compensation Committee, which is composed of non-employees, administers the 1995 Option Plan.

The 1995 Option Plan provides for the grant of incentive and non-qualified options and reserved 495,000 shares of Common Stock for issuance pursuant to options grants. As of the record date, options for 55,153 shares of Common Stock remain outstanding under the 1995 Option Plan with an average price per share of $23.1220 and 115,299 shares of Common Stock are reserved for future issuance under the 1995 Option Plan. The Bancorp’s Board of Directors may terminate the 1995 Option Plan at any time, but termination of the 1995 Option Plan may not adversely affect the validity of options previously granted under the 1995 Option Plan. No incentive options could be granted under the 1995 Option Plan after October 23, 2005.

The Compensation Committee may grant options under the 1995 Option Plan to officers and other key employees of the Bancorp or its subsidiaries who are materially responsible for the management or operation of the business of the Bancorp or its subsidiaries and have provided valuable services to the Bancorp or a subsidiary. An individual may be granted more than one option under the 1995 Option Plan.

Options are generally granted for terms of 10 years (in the case of incentive options) or 10 years and one day (in the case of non-qualified options), at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. Options may be subject to a vesting period established by the Committee, but will be subject to early vesting in the event of death, disability, or a change in control of the Bancorp. Options granted under the 1995 Option Plan are adjusted for capital changes such as stock splits and stock dividends.

The option price of each share of stock is to be paid in full in cash at the time of exercise. Under circumstances specified in the 1995 Option Plan, optionees may deliver a notice to their broker to deliver to the Bancorp the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of the Bancorp. Payment of the option price may also be effected by tendering whole shares of Bancorp Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during specified periods.

The Compensation Committee may permit an optionee under the 1995 Option Plan or any other stock option plan adopted by the Bancorp or any of its subsidiaries, to surrender for cancellation any unexercised outstanding stock option and receive in exchange therefor an option for a number of shares of Common Stock designated by the Compensation Committee.

1999 Option Plan. On August 24, 1999, the Board of Directors of the Bancorp approved the Indiana Community Bancorp 1999 Stock Option Plan, effective as of October 26, 1999, the date the shareholders of the Bancorp approved the Plan. The 1999 Option Plan is administered by the Compensation Committee.

Two hundred fifty thousand (250,000) shares were reserved for issuance pursuant to options to be granted under the Plan. As of the record date, options for 27,093 shares of Common Stock are outstanding under the 1999 Option Plan with an average price per share of $17.9676 and 80,089 shares of Common Stock were reserved for future issuance under the 1999 Option Plan. The Bancorp’s Board of Directors may terminate the Plan at any time. However, no termination of the Plan may adversely affect the validity of options or cash awards previously granted under the Plan. No incentive stock options could be granted under the Plan after October 25, 2009.

Options and cash awards may be granted under the Plan to officers, directors and other key employees of the Bancorp or of a subsidiary who, in the opinion of the Committee, are materially responsible for the management or operation of the business of the Bancorp or a subsidiary and have provided valuable services to the Bancorp or a subsidiary. Those persons may be granted more than one option under the Plan. However, no employee may be granted options for more than 30,000 shares of Common Stock in any calendar year.

The price to be paid for shares of Common Stock upon the exercise of each stock option may not be less than the fair market value of the shares on the date on which the option is granted.

Options are generally granted for terms of 10 years (in the case of incentive options) or 10 years and one day (in the case of non-qualified options), and at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. Options granted under the 1999 Option Plan are adjusted for capital changes such as stock splits and stock dividends.

The option price of each share of stock is to be paid in full in cash at the time of exercise. Under circumstances specified in the 1999 Option Plan, optionees may deliver a notice to their broker to deliver to the Bancorp the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of the Bancorp. Payment of the option price may also be effected by tendering whole shares of Bancorp Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during certain specified periods.

The Compensation Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

In the event of a change in control of the Bancorp, outstanding options which are not otherwise exercisable will become immediately exercisable.

2001 Option Plan. On August 28, 2001, the Board of Directors of the Bancorp approved the Indiana Community Bancorp 2001 Stock Option Plan, effective as of October 23, 2001, the date the shareholders of the Bancorp approved the Plan. The 2001 Option Plan is administered by the Compensation Committee.

Four hundred twenty-five thousand (425,000) shares were reserved for issuance pursuant to options to be granted under the Plan. As of the record date of this Proxy Statement, options for 218,719 shares of Common Stock are outstanding under the 2001 Option Plan with an average price per share of $23.2476, and 134,537 shares of Common Stock were reserved for future issuance under the 2001 Option Plan. The Bancorp’s Board of Directors may terminate the Plan at any time. However, no termination of the Plan may adversely affect the validity of options or cash awards previously granted under the Plan. No incentive stock options may be granted under the Plan after October 23, 2011.

Options and cash awards may be granted under the Plan to officers, directors and other key employees of the Bancorp or of a subsidiary who, in the opinion of the Committee, are materially responsible for the management or operation of the business of the Bancorp or a subsidiary and have provided valuable services to the Bancorp or a subsidiary. Those persons may be granted more than one option under the Plan. However, no employee may be granted options for more than 30,000 shares of Common Stock in any calendar year.

The price to be paid for shares of Common Stock upon the exercise of each stock option may not be less than the fair market value of the shares on the date on which the option is granted.

Options are generally granted for terms of 10 years (in the case of incentive options) or 10 years and one day (in the case of non-qualified options), and at an option price per share equal to the fair market value of the shares on the date of the grant of the stock options. Options granted under the 2001 Option Plan are adjusted for capital changes such as stock splits and stock dividends.

The option price of each share of stock is to be paid in full in cash at the time of exercise. Under circumstances specified in the 2001 Option Plan, optionees may deliver a notice to their broker to deliver to the Bancorp the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of the Bancorp. Payment of the option price may also be effected by tendering whole shares of Bancorp Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. In the event an option recipient terminates his or her employment or service as an employee or director, the options will terminate during certain specified periods.

The Compensation Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

In the event of a change of control of the Bancorp, outstanding options which are not otherwise exercisable will become immediately exercisable.

Indiana Community Bancorp Long-Term Incentive Plan

On May 24, 2005, the Board of Directors of the Bancorp adopted the Indiana Community Bancorp Long-Term Incentive Plan (the “LTIP”) effective January 1, 2005. Eligibility to participate in the LTIP is limited to key executives of the Company or its subsidiaries who have the opportunity to significantly affect the achievement of the Company’s strategic objectives.

At the time the Bancorp’s Compensation Committee grants an award, it will establish performance goals related to one or more performance criteria at which the incentive payment for each award level shall be earned for the relevant performance period. The performance period may be any period of years established by the Committee up to but not in excess of five years. The final award, if earned, will be paid in a lump sum in cash to a participant who is and has been an active employee at all times during the performance period, with the award being subject to pro rata adjustment and payment in the event of retirement, death, or disability during that period. The maximum payment to any participant for any performance period under the LTIP is $750,000.

In the event of a change in control of the Bancorp (as defined in the LTIP) prior to the end of a performance period and/or the payment of a final award, the Committee has the discretion to accelerate the calculation and payment of any final award, which may include the payment of the maximum final award.  Such an acceleration of an award may not be permitted while the TARP preferred stock is outstanding.

Information concerning the awards paid to executive officers of the Bancorp for the three-year period ending in 2009 is set forth in the summary compensation table on page 9.  The Company’s President and Chief Executive Officer elected not to receive his award under the LTIP for 2009.  That award would have been $87,757.

The following table sets forth information concerning the Bancorp’s LTIP for the 2008-2010 performance period. For the 2008-2010 performance period, the Committee established performance measures based on earnings per share (average annual change in earnings per share expressed as a percentage of the diluted earnings per share of the Bancorp during the performance period, provided that the Compensation Committee may exclude special charges or extraordinary items) and total shareholder return (the percentage that the average annual total change in stock price plus dividends on a share of Common Stock of the Bancorp during the performance period falls within the Stifel, Nicolaus Midwest Peer Group with assets less than $2.5 billion or a successor peer group selected by the Compensation Committee).  No payment of an award based on earnings per share or total shareholder return above the target level may be made without the approval of the Compensation Committee.

	Number of Shares,	Performance or Other Period Until Maturation	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Units or Other Rights	or Payout	Threshold ($)	Target ($)	Maximum ($)
John K. Keach	50% Average Base Salary for the Performance Period	2008-2010	$51,000	$204,000	$408,000
Mark T. Gorski	35% of Average Base Salary for the Performance Period	2008-2010	17,825	71,300	142,600
Charles L. Farber	35% of Average Base Salary for the Performance Period	2008-2010	15,075	60,300	120,600

Annual calculations are prepared and submitted to the Compensation Committee which summarize the Bancorp’s performance relative to the performance measures established by the Compensation Committee. For the 2008-2010 performance period, the calculation of the performance measures has been completed and submitted to the Compensation Committee for 2008 and 2009. Based on the results for 2008 and 2009, the Named Executive Officers listed in the table above would be eligible to receive a payout for the LTIP approximately equal to the “threshold” column listed in the table above.  However, as the LTIP specifies that the payouts are based on the cumulative performance for the designated three-year period, the actual payout could be significantly impacted either positively or negatively by the results for 2010.

The following table sets forth information concerning the Bancorp’s LTIP for the 2009-2011 performance period. For the 2009-2011 performance period, the Committee established performance measures based on earnings per share (average annual change in earnings per share expressed as a percentage of the diluted earnings per share of the Bancorp during the performance period, provided that the Compensation Committee may exclude special charges or extraordinary items) and total shareholder return (the percentage that the average annual total change in stock price plus dividends on a share of Common Stock of the Bancorp during the performance period falls within the Stifel, Nicolaus Midwest Peer Group with assets less than $2.5 billion or a successor peer group selected by the Compensation Committee).  No payment of an award based on earnings per share or total shareholder return above the target level may be made without the approval of the Compensation Committee.

	Number of Shares,	Performance or Other Period Until	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Units or Other Rights	Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)
Mark T. Gorski	35% of Average Base Salary for the Performance Period	2009-2011	$18,312	$73,250	$146,500
Charles L. Farber	35% of Average Base Salary for the Performance Period	2009-2011	$14,000	$56,000	$112,000

Annual calculations are prepared and submitted to the Compensation Committee which summarize the Bancorp’s performance relative to the performance measures established by the Compensation Committee. For the 2009-2011 performance period, the calculation of the performance measures has been completed and submitted to the Compensation Committee for 2009. Based on the results for 2009, the Named Executive Officers listed in the table above would be eligible to receive a payout for the LTIP approximately equal to the “threshold” column listed in the table above. However, as the LTIP specifies that the payouts are based on the cumulative performance for the designated three-year period, the actual payout could be significantly impacted either positively or negatively by the results for 2010 and 2011.

No LTIP awards have been granted at this time for the years 2010-2012.

Indianapolis Market Growth Plan

On November 28, 2006, the Board of Directors of the Bancorp adopted an Indianapolis Market Growth Plan and has entered into Award Agreements under the Plan with Charles R. Farber, an Executive Vice President of the Bancorp. The Plan provides key executives of the Bancorp who are selected by the Compensation Committee to receive an award under the Plan with the opportunity to earn annual incentive compensation based on the achievement of the strategic goals specified in the award. Once the Bancorp has certified that the performance goals have been obtained for the performance period specified in an award, the Bancorp will pay the award in cash to the executive as provided in the award agreement.

The awards granted to Mr. Farber under the Plan for 2009 and 2008 for incentive payments are comprised of three components: Override, which is calculated as a percentage of the balance of certain commercial loans and certain deposits on the day preceding the first day of the performance period; Growth, which is calculated as a percentage of the increase during the performance period in the balance of certain loans and certain deposits; and Credit Quality Modifier, which reduces payouts pursuant to the Override and Growth components if the credit quality standards of the commercial loan portfolio are not maintained at target levels. Mr. Farber’s 2009 and 2008 award provided for an Override percentage of .0095 percent and a Growth percentage of .0125 percent.  The Credit Quality Modifier was equal to $5,967 for the 2008 award and $14,364 for the 2009 award.

The incentive awards earned by Mr. Farber under the Plan for 2008 and 2009 are set forth in the Summary Compensation Table on page 9.

Mr. Farber no longer participates in this Indianapolis Market Growth Plan as he is now a participant in the Senior Management Annual Incentive Compensation Plan.

Senior Management Annual Incentive Compensation Plan

On January 26, 2010, the Board of Directors of the Bancorp adopted the Senior Management Annual Incentive Compensation Plan (the “Annual Incentive Plan”). The Annual Incentive Plan is intended to provide select senior officers of the Bancorp and Bank, with an annual incentive award for contributions to annual financial and business objectives.

Pursuant to the Annual Incentive Plan, the Board of Directors will approve measurement criteria for minimum, target and maximum performance thresholds based on projections for the Bancorp’s fully diluted earnings per common share for the year.

The compensation committee has recommended, and the Board of Directors has approved, a list of senior officers eligible to participate in the Annual Incentive Plan for 2010, along with the recommended payout percentages of salary for the minimum, target and maximum performance levels applicable to the earnings per share goals.  Included among these senior officers are Mark T. Gorski, the Bancorp’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, and Charles R. Farber, Executive Vice President.  Each of these officers will be eligible for a payout percentage of his respective salary of 12.5% if the minimum performance goal is achieved, 25% if the target performance goal is achieved, and 50% if the maximum performance goal is achieved.  In addition to the executive officers, eight senior vice presidents are eligible to participate in the plan.  Each of these officers will be eligible for a payout percentage of their respective salary of 7.5% if the minimum performance goal is achieved, 15% if the target performance goal is achieved, and 30% if the maximum performance goal is achieved.  All award payments will be made after 2010 year end, upon determination that the goals have been achieved.

401(k) Plan

Employees who are over 21 years of age with at least one month of service may participate in the Bank’s 401(k) Savings Plan. Participants may elect to make monthly contributions up to 75% of their salary, subject to any applicable limits under the Internal Revenue Code of 1986, as amended (the “Code”). The Bank makes a matching contribution of 50% of the employee’s contribution that does not exceed 3.0% of the employee’s salary with respect to employees who have at least six months of service.   The 3% limit was increased in 2008 from the prior 1.5% limit, in connection with the Bancorp’s decision to freeze its defined benefit pension plan.  These contributions may be invested at each employee’s direction in one or more of a number of investment options available under the Plan. Matching employer contributions may also be invested at an employee’s direction in a fund which invests in Bancorp Common Stock. Employee contributions to the 401(k) Plan are fully vested upon receipt. Matching contributions generally vest over a 3-year period, with 100% vesting after the third year of service. Most employees upon termination of employment elect to maintain their account under the 401(k) Plan.  Other options, such as a lump sum distribution or rollover distribution, may be selected.

Outstanding Equity Awards at December 31, 2009

The following table presents information on stock options held by the Named Executive Officers on December 31, 2009.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable (1)		Price($)	Date
John K. Keach, Jr.	10,000	—		$25.23000	03/28/2015
	6,666	3,334	(2)	$21.49500	04/22/2018
	5,000	—		$15.90625	12/19/2010
	25,000	—		$18.48500	12/18/2011
	7,794	7,206	(3)	$25.65950	03/19/2016

Mark T. Gorski	10,000	—		$24.45000	06/05/2015
	10,000	—		$25.65950	03/20/2016
	3,333	1,667	(4)	$21.49500	04/21/2018

Charles R. Farber	20,000	—		$20.90000	03/17/2012
	10,000	—		$25.23000	03/28/2015
	10,000	—		$25.65950	03/19/2016
	2,018	2,982	(5)	$21.49500	04/21/2018

(1)	The shares represented could not be acquired by the Named Executive Officers as of December 31, 2009.
(2)	Exercisable as to 3,334 shares on April 23, 2010.
(3)	3,897 of these shares vest on January 1, 2010, and 3,309 of these shares vest on January 1, 2011.
(4)	Exercisable as to 1,667 shares on April 23, 2010.
(5)	Exercisable as to 2,982 shares on April 23, 2010.

The unexercisable options listed in the table above would become exercisable in full upon a change in control of the Bancorp.

No stock options were exercised by the Bancorp’s executive officers during 2009.

Pentegra Group Pension Plan

The Pentegra Group defined benefit pension plan is a noncontributory, multi-employer comprehensive pension plan.  The Bank froze the Pension Plan effective April 1, 2008.  Separate actuarial valuations are not made for individual employer members of the Pension Plan. An employee’s pension benefits are 100% vested after five years of service.

The Pension Plan provides for monthly retirement benefits determined on the basis of the employee’s years of service and base salary for the five consecutive years of his or her employment producing the highest average. Early retirement, disability, and death benefits are also payable under the Pension Plan, depending upon the participant’s age and years of service. The Bank recorded expenses totaling $271,000 for the Pension Plan during the fiscal year ended December 31, 2009. Benefits are currently subject to maximum Internal Revenue Code limitations of $195,000 per year.

Excess Benefit Plan

On April 1, 2001, the Bank entered into an excess benefit plan agreement with John K. Keach, Jr. Under this agreement, Mr. Keach, Jr. is provided retirement benefits equal to the annual benefits he would have received under the Bank’s pension plan had he received full credit for his annual salary and if the pension plan did not have to make certain reductions in benefits required under § 415 and § 401 of the Internal Revenue Code of 1986, as amended, less the annual benefits he is entitled to under the pension plan. The benefits are to be paid on an annual basis for the life of Mr. Keach, Jr. The projected annual benefit payable to Mr. Keach, Jr. under this agreement is approximately $138,000. Death benefits are also provided in the agreement.

The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance which is expected to provide the Bank with the funds necessary to provide the benefits described above.

Supplemental Retirement Income Program

The Bank has entered into supplemental retirement agreements with its executive officers and with nine other current or former employees deemed by the management of the Bank to be key employees. These agreements provide each of the executive officers of the Bank with supplemental retirement benefits after the employee terminates his employment for any reason, unless such termination is for cause; provided that in no event will such retirement benefits commence before the employee has reached age 50.

The annual benefits for the Named Executive Officers are equal to the amounts specified below:

John K. Keach, Jr.	$82,664
Charles R. Farber	$50,000
Mark T. Gorski	$50,000

The annual benefits are payable to those persons for a period of 15 years. The agreements also provide for death and burial benefits, and, for some employees, disability benefits prior to specified ages.

If Mr. Gorski or Mr. Farber ceases to be an employee following a change in control of the Bancorp, they will receive increased benefits under their supplemental executive retirement agreements, provided that it appears that these increased benefits may not be paid to them while the TARP preferred stock of the Company is held by the U.S. Department of Treasury. Had Mr. Gorski been terminated at December 31, 2009, following a change in control of the Bancorp, he would have been entitled to an annual benefit of $22,894 payable over a 15-year period beginning 60 days after his separation from service. The value of this benefit as of December 31, 2009 is $244,630 assuming a change in control had occurred on that date. If Mr. Farber had been terminated at December 31, 2009, following a change of control of the Bancorp, he would have been entitled to a benefit of $227,738 payable in one lump sum within 30 days following his termination of employment.  These amounts are subject to possible reductions under §280G of the Internal Revenue Code.  Under these agreements a change in control occurs if:

•
a person or group acquires ownership of stock representing more than 50% of the Bank’s or the Bancorp’s total fair value or total voting power of the stock of the Bank or the Bancorp and stock of the Bank or the Bancorp remains outstanding after the transaction;

•	a person or group acquires ownership of stock representing 30% or more of the total voting power of the stock of the Bank or the Bancorp;

•
during a twelve-month period, a majority of the directors of the Bancorp is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Bancorp’s Board in office before the date of the appointment or election, unless another corporation is a majority shareholder of the Bancorp; or

•
a person or group, other than shareholders of the Bank or an entity controlled by shareholders of the Bank, acquires more than 40% of the total gross fair market value of the Bank’s assets, unless the person or group owns 50% or more of the total value or voting power of the Bank’s stock.

Mr. Keach, Jr. may receive benefits upon a change of control, but since his retirement benefits are already fully vested, those benefits will not increase as a result of a change in control of the Bancorp.

The benefits are paid from the general assets of the Bank. The Bank has secured key person life insurance in order to provide the Bank with the funds necessary to provide the benefits described above. Under the supplemental retirement agreements, if an executive officer or employee is terminated for cause, all benefits under his agreement are forfeited.

Compensation of Directors

The following table provides information concerning the compensation paid to or earned by the members of the Bancorp’s Board of Directors other than John K. Keach, Jr. for the Bancorp’s last fiscal year, whether or not deferred:

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation ($)(3)	Total ($)

John T. Beatty	$26,000	—	$14,379	—	$40,379
William J. Blaser	33,250	—	—	—	33,250
Harold Force	26,250	—	15,969	—	42,219
David W. Laitinen,	26,750	—	16,163	—	42,913
John M. Miller	24,250	—	—	—	24,250
Harvard W. Nolting, Jr.	27,250	—	5,589	—	32,839

(1)	Information on Mr. Keach, Jr., who is a Named Executive Officer, is included in the Summary Compensation Table.
(2)
This column includes any above-market earnings on deferred compensation to which the directors are entitled under the Directors Deferred Compensation Plan for Outside Directors. Directors Beatty, Force and Laitinen received interest under the plan in 2009 at the rate of 8.33% and Director Nolting (whose benefits are currently in pay status) received interest under the Plan in 2009 at the rate of 12%. The market rate for this plan for 2009 was 4.21% for Messrs. Beatty, Force and Laitinen and 9.12% for Mr. Nolting.

(3)	The directors received certain perquisites during 2009, but the incremental cost of providing those perquisites did not exceed the $10,000 disclosure threshold.

At December 31, 2009, John M. Miller had outstanding a fully vested nonqualified stock option for 13,500 shares with an option price of $22.89 which expires on July 23, 2012.  Mr. Blaser has a ten-year nonqualified stock option for 10,000 shares with an option exercise price of $28.49 per share, which expires on November 28, 2016, and vested in full on November 28, 2007.  He also has a ten-year nonqualified stock option for 3,500 shares with an option exercise price of $21.495, which expires on April 22, 2018, and vests as follows:  1,166 shares on October 23, 2008, 1,167 shares on April 23, 2009, and 1,167 shares on April 23, 2010.

All of the other non-employee directors had the following fully vested nonqualified stock options outstanding at December 31, 2009:

•	A stock option for 1,431 shares with an exercise price of $17.575 per share which expires on October 23, 2011.

•	A stock option for 1,431 shares with an exercise price of $21.875 per share which expires on October 22, 2012.

•	A stock option for 1,431 shares with an exercise price of $27.40 per share which expires on October 28, 2013.

Messrs. Beatty, Force and Laitinen also held a stock option for 1,431 shares with an exercise price of $15.375 per share which expires on October 24, 2010.

Directors of the Bancorp do not receive director fees. The Bank pays its directors a quarterly retainer of $4,200 plus $550 for each regular meeting attended and $250 for each committee meeting attended. The Chairman of the Bancorp’s Audit Committee receives a $2,000 quarterly retainer. If a director misses more than three consecutive meetings, he is removed from the Board. Total fees paid to directors, including director emeritus John K. Keach, Sr., for the year ended December 31, 2009 were $177,138. Also directors with deferred compensation agreements accrued total interest of $122,033 during 2009.

Deferred Compensation for Outside Directors. As of January 1, 2006, the Bank entered into deferred compensation agreements with three of its outside directors: Harold Force, John Beatty and David Laitinen. Under these agreements, the balance of director fees and accrued interest for each director under a superseded deferred director fee agreement was allocated to a separate account as of January 1, 2006.

This amount accrues interest at the annual rate prescribed by the plan which shall be no less than 8% and no more than 12%. The balance of the director’s account under the plan will be paid in 180 monthly installments after the director attains age 60. Upon separation of service of a director before that time, similar benefits will be paid after the director attains age 60. Death benefits are also provided for in the agreement. Upon termination for cause, the director will be entitled only to the director fees he had previously deferred, without any interest credited thereon.

As of December 31, 2009, the balance held in each account for each such director was as follows:

Name of Individual	Balance of Account at December 31, 2009
David W. Laitinen, MD	$402,502
Harold Force	397,655
John T. Beatty	358,067

Harvard W. Nolting, Jr. is currently receiving benefits under a similar deferred compensation agreement of $31,308 per year. These payments continue until 2019.

Transactions with Related Persons

The Bank follows a policy of offering to its directors, officers, and employees’ real estate mortgage loans secured by their principal residence, consumer loans, and, in certain cases, commercial loans. Current law authorizes the Bank to make loans or extensions of credit to its executive officers, directors, and principal shareholders on the same terms that are available with respect to loans made to all of its employees. At present, the Bank offers loans to its executive officers, directors, and employees with an interest rate that is generally available to the public with substantially the same terms as those prevailing for comparable transactions. All loans to directors and executive officers must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to directors, executive officers and their associates totaled approximately $4,161,000 or 4.9% of equity capital at December 31, 2009.

Proposal 2 — Approval of the Indiana Community Bancorp
2010 Stock Option and Incentive Plan

On January 26, 2010, the Board of Directors of the Bancorp, upon the recommendation of the Compensation Committee, unanimously adopted and recommended for approval by the shareholders of the Bancorp, the 2010 Stock Option and Incentive Plan (the “2010 Plan”). As to future grants of stock options, this Plan is designed to replace the Bancorp’s existing 1995 Stock Option Plan, 1999 Stock Option Plan, and 2001 Stock Option Plan (collectively, the “Existing Plans”).

In structuring the 2010 Plan, the Board of Directors sought to provide for the broadest variety of awards that could be flexibly administered to carry out the purposes of the 2010 Plan. This authority will permit the Bancorp to keep pace with changing developments in management compensation and make the Bancorp competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the 2010 Plan will allow the Bancorp to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. The 2010 Plan grants the Compensation Committee discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant. The number of shares available for issuance under the 2010 Plan is 329,925 shares of the Bancorp’s Common Stock, without par value.

The following summary of the 2010 Plan is qualified by and subject to the more complete information set forth in the 2010 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2010 Plan is to advance the interests of the Bancorp’s shareholders by enhancing the Bancorp’s ability to attract, retain and motivate persons who are expected to make important contributions to the Bancorp and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Bancorp’s shareholders.

Eligible Persons

Employees and directors of the Bancorp or its subsidiaries are eligible to participate in the 2010 Plan. The selection of participants is within the discretion of the Compensation Committee. The Committee will select participants who, in the opinion of the Committee have a capacity for contributing in a substantial measure to the performance of the Bancorp or its subsidiaries. At this time, the estimated number of persons who will be eligible to participate in the 2010 Plan is approximately 40.

Shares Available

The total number of shares of the Bancorp’s Common Stock with respect to which awards may be made under the 2010 Plan is 329,925, subject to adjustment in certain events. As of January 26, 2010, subject to the approval of the 2010 Plan, the Bancorp’s Existing Plans ceased to be available for use for the grant of new stock options including shares returned to the Existing Plans as a result of forfeitures.  Thus, the approval of the 2010 Plan will not result in any increase in the shares currently authorized for future stock awards by the Bancorp.

No individual participant may receive awards for more than 30,000 shares in any calendar year. If there is a lapse, expiration, termination, forfeiture or cancellation of any award prior to the issuance of shares or the payment of the cash equivalent therefor, or if shares are issued and thereafter are reacquired by the Bancorp pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the 2010 Plan. Additionally, shares that are withheld by the Bancorp in order to satisfy payment of the exercise price or any tax withholding obligation, and shares granted pursuant to an award agreement which is subsequently settled in cash rather than shares of Common Stock, may be subject to new awards under the 2010 Plan. Shares issued under the 2010 Plan may be authorized but unissued shares or treasury shares.

Administration of the 2010 Plan

The 2010 Plan will be administered by the Compensation Committee. Subject to the terms of the 2010 Plan, the Committee has sole authority to administer the 2010 Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2010 Plan, and interpreting the 2010 Plan.

Types of Awards

The 2010 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Committee:

Stock Options. Under the 2010 Plan, the Committee may grant awards in the form of either incentive or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise and vesting, and the exercise price per share of stock subject to the option. No incentive stock option granted under the 2010 Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of the Bancorp’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Bancorp’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. No incentive stock option will be granted that would permit a participant to acquire, through the exercise of incentive stock options first exercisable in any calendar year, under all plans of the Bancorp and its subsidiaries, shares having an aggregate fair market value (determined as of the time any incentive stock option is granted) in excess of $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted. It is anticipated that the Committee will, but is not required to, establish an exercise price for non-qualified stock options that is equal to the fair market value of the stock at the time the options are granted.

To exercise an option, the participant must provide written notice to the Bancorp. The option price may, at the sole discretion of the Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof. Under certain circumstances, the 2010 Plan permits optionees to exercise their options by delivering a notice to their broker to deliver to the Bancorp the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of the Bancorp.

Stock options granted under the 2010 Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee. Generally, and unless provided otherwise in an award, if a participant’s continuous service with the Bancorp or a subsidiary is terminated by the Bancorp for cause, or is terminated by the participant for any reason other than death, disability, or retirement, such participant’s options will terminate immediately. Unless the terms of an award provide otherwise, in the event of death, disability or retirement, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, at any time during the remaining term of such option. In the event a participant ceases to maintain continuous service with the Bancorp for any other reason, the participant’s outstanding options may be exercised to the extent that the participant was entitled to exercise the options at the date of cessation of continuous service, but only within the three-month period immediately succeeding the date of cessation of continuous service and in no event after the expiration date of the options. Notwithstanding the foregoing, no incentive stock option may be exercised more than three months after the participant’s cessation of continuous service for any reason other than death or disability.

Stock Appreciation Rights (SARs). The 2010 Plan authorizes the Committee to grant an SAR independently of, or in tandem with, a stock option. An SAR is a right to receive payment equal to 100% of the excess of: (1) the fair market value per share of Common Stock on the date of exercise of such right multiplied by the number of shares with respect to which the right is being exercised, over (2) the aggregate exercise price for such number of shares. Proceeds from SAR exercises will be paid in shares of Common Stock (or, to the extent permitted under the 2010 Plan, in cash or Common Stock, or a combination thereof, all in the discretion of the Committee).

An SAR granted in tandem with a stock option must be granted at the time of the grant of the related stock option. Each SAR granted in tandem with a stock option will be exercisable at the time, in the manner and to the extent the stock option to which it relates is exercisable. Upon the exercise of an SAR granted in tandem with a stock option, the stock option (or portion thereof) with respect to which such right is exercised will be surrendered and shall not be exercisable. Each independent SAR will be exercisable according to the terms and conditions established by the Committee.

Restricted Shares. The Committee may grant awards of restricted stock, in which case the grantee would be granted shares of Common Stock, subject to such forfeiture provisions and transfer restrictions as the Committee determines. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted stock would be held by the Bancorp, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Committee may also condition the vesting of restricted stock on the attainment of specified performance goals.

While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2010 Plan does not set forth any minimum or maximum duration for such provisions and restrictions. The Committee would have the authority to accelerate or remove any or all of the forfeiture provisions and transfer restrictions on the restricted stock prior to the expiration of the restricted period. If the grantee ceases to be employed by the Bancorp for any reason other than death, disability or retirement prior to the lapse of the forfeiture provisions and transfer restrictions, the unvested portion of the restricted stock will be returned to the Bancorp. In the event of death or disability prior to the expiration of the forfeiture provisions and transfer restrictions, a ratable portion of the restricted stock will become fully vested.

Unrestricted Stock. The Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Bancorp or any other reason the Committee determines is appropriate.

Performance Shares and Performance Units. The Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Committee shall have the discretion to satisfy a participant’s performance shares or performance units by delivery of cash or stock or any combination thereof.

Amendment and Termination

The Board may at any time terminate or amend the 2010 Plan, subject to certain rights of participants with respect to any outstanding awards. No amendments to the 2010 Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or any applicable stock exchange or quotation system. Unless previously terminated by the Board, no further awards may be made under the 2010 Plan after ten years from the date of its adoption.

Adjustments

The 2010 Plan contains provisions for equitable adjustment of awards by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Bancorp’s capital.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the 2010 Plan. The summary is based on certain facts, assumptions, and current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be conclusive or exhaustive, and should not be relied upon as a substitute for appropriate tax advice.

Limitation on Amount of Deduction. The Bancorp generally will be entitled to a tax deduction for awards under the 2010 Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Bancorp’s Chief Executive Officer and to each of the other four most highly compensated executive officers of the Bancorp. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as “performance-based compensation” under Section 162(m). The 2010 Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under Section 162(m).

Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on “net capital gains” from the sale or exchange of capital assets is currently 15%. “Net capital gain” is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be “long-term” if the capital asset was held for more than one year and “short-term” if the capital asset was held for one year or less. The marginal tax rate applicable to ordinary income can range up to 35%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

Nonqualified Stock Options. A grantee who receives a non-qualified stock option generally does not recognize taxable income upon the grant of the option, and the Bancorp is not entitled to a tax deduction at that time. The grantee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such ordinary income will be treated as compensation to the grantee subject to applicable income, FICA, and FUTA reporting and withholding requirements. The Bancorp is generally entitled to a tax deduction in an amount equal to the amount taxable to the grantee as ordinary income in the year the income is taxable to the grantee. Any appreciation in value after the time of exercise will be taxable to the grantee as capital gain and will not result in a deduction by the Bancorp.

The grantee will be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the grantee’s basis in the shares, the grantee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the grantee’s basis in the shares, the grantee will recognize long-term or short-term capital loss depending on how long the shares were held. The grantee’s basis in the option shares will equal the amount of ordinary income recognized by the grantee upon exercise of the option, plus any cash paid to exercise the option.

Incentive Stock Options. A grantee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Bancorp is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the grantee in the year of exercise. The Bancorp will not be entitled to a deduction with respect to any item of tax preference.

A grantee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the grantee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the grantee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the grantee as a long-term or short term capital gain, depending on how long the option shares were held. The Bancorp is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the grantee as ordinary income.

Restricted Stock. A grantee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Bancorp be entitled to a tax deduction at that time, unless the grantee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the grantee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed, over the amount, if any, paid for such shares. If the Bancorp complies with applicable reporting requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the grantee. Such deduction would be available in the year in which the income is taxable to the grantee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the grantee’s holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Bancorp) with respect to restricted stock during the restricted period would constitute taxable compensation to the grantee and the Bancorp would be entitled to a deduction at the same time and in the same amount.

Pursuant to the provisions of Section 83(b) of the Code, a grantee who receives restricted stock may elect to be taxed at the time of the award, if permitted by the Bancorp. If the Bancorp so permits and the grantee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the grantee, will be taxed to the grantee as taxable compensation and will be deductible by the Bancorp. Dividends paid with respect to the shares during the restricted period will be taxable as dividends to the grantee and not deductible by the Bancorp. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the grantee will be entitled to a capital loss deduction.

Stock Appreciation Rights (SARs). Stock appreciation rights are a non-qualified deferred compensation technique under which service providers (usually executives) can elect to either exercise a stock option or take a bonus equal to the value of the stock’s appreciation payable either in cash, shares or a combination thereof. When the cash and/or shares are received, the grantee reports ordinary income and the Bancorp claims a compensation expense deduction.

Performance Shares, Performance Units. A grantee who receives a performance share or unit will not realize taxable income at the time of the grant, and the Bancorp will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Bancorp will have a corresponding tax deduction.

Change in Control

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a “change in control” (as defined in the 2010 Plan) of the Bancorp, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Code. In addition, in the event of a tender offer or exchange offer for Common Stock (other than by the Bancorp) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2010 Plan shall become exercisable in full, unless previously exercised or terminated. For this purpose, a change of control includes a person or persons acquiring 25% or more of the Bancorp’s outstanding shares, a transaction resulting in the current directors of the Bancorp ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which the Bancorp ceases to be an independent publicly-owned entity or in which the Bancorp sells all or substantially all of its assets.

Other Information

No awards have been granted under the 2010 Plan. The awards to be granted under the 2010 Plan in the future are not determinable.

As of March 15, 2010, the closing price of the Bancorp’s Common Stock was $9.36.

The Board of Directors recommends a vote FOR the adoption
of the 2010 Stock Option and Incentive Plan.

Equity Compensation Plan Information

The following table provides the information about the Bancorp’s common stock that may be issued upon the exercise of options and rights under all existing equity compensation plans of the Bancorp as of December 31, 2009.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2009 (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2009 (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	300,965(1)	$ 22.75(1)	329,925(1)

Equity compensation plans not approved by security holders	—	—	—

Total	300,965	$ 22.75	329,925

(1)	Includes the following plans: the 1995 stock option plan, the 1999 stock option plan, and the 2001 stock option plan.

Proposal 3 — Ratification of Auditors

The Board of Directors proposes for the ratification of the shareholders at the Annual Meeting the appointment of BKD, LLP, certified public accountants, as independent auditors for the fiscal year ended December 31, 2010. BKD, LLP was engaged to serve as auditors for the Bancorp for the first time in 2008. A representative of BKD is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

Changes in and Disagreements With Accountants on
Accounting and Financial Disclosure

On January 22, 2008, the Bancorp’s Audit Committee engaged the accounting firm of BKD, LLP to examine the consolidated financial statements of the Bancorp as of and for the year ended December 31, 2008 and the Bancorp’s Board of Directors ratified this decision.  Deloitte & Touche LLP (“Deloitte”), which had acted as the independent public accountants for the Bank since 1984 was notified on January 18, 2008, of the Audit Committee’s decision not to re-engage Deloitte to examine the 2008 financial statements of the Bancorp.

The audit reports issued by Deloitte, with respect to the Bancorp’s consolidated financial statements as of and for the years ended December 31, 2006 and December 31, 2007, did not contain an adverse opinion or disclaimer of opinion, and were not qualified as to uncertainty, audit scope or accounting principles.  During the years ended December 31, 2006 and December 31, 2007, or any subsequent period, there had been no disagreements between the Bancorp and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte would have caused it to make a reference to the subject matter of the disagreement in connection with its audit report.  Moreover, none of the events listed in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2006 and December 31, 2007, or any subsequent period.

Prior to its engagement, BKD, LLP had not been consulted by the Bancorp as to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Bancorp’s financial statements.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of the Bancorp’s financial statements for the fiscal year ended December 31, 2009, included in the Bancorp’s Shareholder Annual Report accompanying this Proxy Statement (“2009 Audited Financial Statements”):

The Committee has reviewed and discussed the Bancorp’s 2009 Audited Financial Statements with the Bancorp’s management.

The Committee has discussed with its independent auditors for 2009, BKD, LLP, the matters required to be discussed by Statement on Auditing Standards 61, as amended, which include, among other items, matters related to the conduct of the audit of the Bancorp’s financial statements.

The Committee has received written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, and has discussed with the auditors the auditors’ independence from the Bancorp. The Committee considered whether the provision of services by its independent auditors, other than audit services including reviews of Forms 10-Q, is compatible with maintaining the auditors’ independence.

Based on review and discussions of the Bancorp’s 2009 Audited Financial Statements with management and with the independent auditors, the Audit Committee recommended to the Board of Directors that the Bancorp’s 2009 Audited Financial Statements be included in the Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

This Report is respectfully submitted by the Audit Committee of the Bancorp’s Board of Directors.

Audit Committee Members
William J. Blaser
John T. Beatty
Harold Force
David W. Laitinen
Harvard W. Nolting, Jr.

Accountant’s Fees

Audit Fees. The firm of BKD, LLP served as the Bancorp’s independent registered public accounting firm for the fiscal years ended December 31, 2009 and December 31, 2008. The aggregate fees billed by BKD, LLP for the audit of the Bancorp’s financial statements included in its annual report on Form 10-K; for the attestation of management’s assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404; and for the review of its financial statements included in its quarterly reports on Form 10-Q for the fiscal years ended December 31, 2008, and December 31, 2009, were $178,000 and $143,806, respectively.

Audit-Related Fees. The aggregate fees billed in each of the fiscal years ended December 31, 2008, and December 31, 2009, for assurance and related services that are reasonably related to the audit or review of the Bancorp’s financial statements and that were not covered in the Audit Fees disclosed above were $19,383 and $0, respectively.

Tax Fees. The aggregate fees billed in each of the fiscal years ended December 31, 2008, and December 31, 2009, for professional services rendered for tax compliance, tax advice or tax planning were $15,000 and $18,370, respectively.

All Other Fees. There were no fees billed in fiscal 2008 and fiscal 2009 for professional services rendered, except as disclosed above.

Audit Committee Pre-Approval. The Bancorp’s Audit Committee formally adopted resolutions pre-approving the engagement of BKD, LLP to act as the Bancorp’s independent registered public accounting firm for the fiscal years ended December 31, 2009, and December 31, 2008. The Audit Committee has

not adopted pre-approval policies and procedures in accordance with paragraph (c) (7) (i) of Rule 2-01 of Regulation S-X, because it anticipates that in the future the engagement of BKD, LLP will be made by the Audit Committee and all non-audit and audit services to be rendered by BKD, LLP will be pre-approved by the Audit Committee. One hundred percent of audit-related and tax services for the fiscal years ended December 31, 2008 and 2009, were pre-approved by the Audit Committee. The Bancorp’s independent auditors performed substantially all work described above with their respective full-time, permanent employees.

Proposal 4 — Advisory Vote on Executive Compensation

Background of the Proposal

The American Recovery and Reinvestment Act of 2009 (the “ARRA”) contains a requirement that financial institutions, like the Bancorp, that issued preferred stock and warrants to the U.S. Treasury Department under the TARP Capital Purchase Program permit a separate, non-binding shareholder vote to approve the compensation of the financial institution’s executive officers. The SEC has recently issued guidance that requires participants in the TARP Capital Purchase Program to submit to shareholders annually for their approval the executive compensation of senior executive officers as described in the Compensation Discussion and Analysis (if any) and the tabular disclosure regarding compensation of such executive officers (together with the accompanying narrative disclosure) in their proxy statements. Accordingly, we are asking you to approve the compensation of the Bancorp’s Named Executive Officers as described under “Executive Compensation” and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

Executive Compensation

The Bancorp believes that its compensation policies and procedures are focused on “pay for performance” principles and are strongly aligned with the long-term interests of shareholders. We believe that both the Bancorp and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “say on pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation for our Named Executive Officers described in this Proxy Statement by voting to approve or not approve such compensation as described in this Proxy Statement.

A main objective of our executive compensation program is to align a significant portion of each executive officer’s total compensation with the Bancorp’s annual and long-term performance and with the interests of our shareholders. A second, related objective of the executive compensation program is to attract and retain experienced, highly qualified executives so as to enhance the Bancorp’s long-term success and shareholder value. The Board of Directors believes that the Bancorp’s compensation policies and procedures achieve these objectives.

Shareholders are encouraged to carefully review the executive compensation tables in this Proxy Statement for a discussion of the Bancorp’s executive compensation program.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Bancorp’s executive compensation as reflected in the disclosures regarding Named Executive Officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to endorse or not endorse the Bancorp’s executive compensation through the following resolution:

“Resolved, that the shareholders of Indiana Community Bancorp approve the compensation of the Bancorp’s executive officers, as disclosed in the tabular disclosure regarding executive officer compensation (together with the accompanying narrative disclosure) in the Proxy Statement for the 2010 Annual Meeting of Shareholders.”

Vote Required and Effect

Approval of the Bancorp’s executive compensation would require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee and the Board of Directors may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “For” approval of this proposal on executive compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires that the Bancorp’s officers and directors and persons who own more than 10% of the Bancorp’s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Bancorp with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of the forms it received and/or written representations from reporting persons that no Forms 5 were required for those persons, the Bancorp believes that during the fiscal year ended December 31, 2009, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were satisfied in a timely manner, except that John M. Miller reported his purchase of 699 shares for $9.50 per share on August 17, 2009, about seven days late, and reported his acquisition of 1,168 shares on September 1st, 2nd and 4th of 2009 at prices ranging from $8.51 to $9.40 per share about seven and a half weeks late, and Mr. Force reported his wife’s purchase of 2,769 shares on December 29th, 30th and 31st of 2009, at prices ranging from $7.45 to $7.60 per share about two weeks late, and Mr. Keach reported his gift of 75 shares on December 20, 2008, about one year late.

Shareholder Proposals

If a shareholder wishes to have a proposal presented at the next Annual Meeting of the Bancorp and included in the Proxy Statement and form of proxy relating to that meeting, the Bancorp must receive the proposal at its main office no later than 120 days in advance of March 23, 2011.

A shareholder proposal being submitted for presentation at the Annual Meeting but not for inclusion in the Bancorp’s proxy statement and form of proxy will normally be considered untimely if it is received by the Bancorp later than 60 days in advance of April 26, 2011. If, however, less than 70 days notice or prior public disclosure of the date of the next annual meeting is given or made to shareholders (which notice or public disclosure of the date of the meeting shall include the date of the Annual Meeting specified in publicly available By-Laws, if the Annual Meeting is held on such date), such proposal shall be considered untimely if it is received by the Bancorp later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the Bancorp receives notice of such proposal after such time, each proxy that the Bancorp receives will confer upon it discretionary authority to vote on the proposal in the manner the proxies deem appropriate, even though there is no discussion of the proposal in the Bancorp’s proxy statement for the next Annual Meeting.

Proposals should be sent to the attention of the Secretary of the Bancorp at 501 Washington Street, Columbus, Indiana 47201. All shareholder proposals are subject to the requirements of the proxy rules under the Securities Exchange Act of 1934 and the Bancorp’s Articles of Incorporation, By-Laws and Indiana law.

Other Matters

Management is not aware of any business to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the proxies solicited by this Proxy Statement will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Bancorp will bear the cost of the solicitation of proxies. The Bancorp will reimburse brokerage firms and other custodians, nominees and fiduciaries for the reasonable expenses they incur in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Bancorp may solicit proxies personally or by telephone without additional compensation.  Furthermore, the Bancorp has engaged the services of Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies at an anticipated cost of $5,500 plus expenses.

We urge each shareholder to complete, date and sign the proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors

John K. Keach, Jr. Chairman of the Board, President and Chief Executive Officer

March 23, 2010

Appendix A

Indiana Community Bancorp
2010 Stock Option and Incentive Plan

1.           Plan Purpose.  The purpose of the Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentives to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code, to the extent applicable.

2.           Definitions.   The following definitions are applicable to the Plan.

“Affiliate” — means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” — means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Unrestricted Stock, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights or any combination thereof, as provided in the Plan.

“Board” — means the Board of Directors of the Company.

“Change in Control” — means each of the events specified in the following clauses (i) through (iii): (i) any third “person” (including a group), as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

“Code” — means the Internal Revenue Code of 1986, as amended.

“Committee” — means the Committee referred to in Section 3 hereof.

“Company” — means Indiana Community Bancorp, an Indiana corporation.

“Continuous Service” — means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

“Director” — means any individual who is a member of the Board of the Company or any Affiliate.

“Disability” — means, with respect to a Participant, a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months and that entitles the Participant to income replacement benefits under the disability plan of the Company or any of its Affiliates.

“Employee” — means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” — means the Securities Exchange Act of 1934, as amended.

“Exercise Price” — means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

“Incentive Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

“Market Value” — means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

“Non-Qualified Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

“Option” — means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” — means any individual selected by the Committee to receive an Award.

“Performance Criteria” — means any of the following areas of performance of the Company, or any Affiliate, as determined under generally accepted accounting principles or as reported by the Company: (i) earnings per share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) revenues; (x) cost reduction goals; (xi) market share; (xii) total return to shareholders; (xiii) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xiv) fee income; (xv) net interest income; (xvi) growth in loans; and (xvii) growth in deposits.

“Performance Goal” — means if the Performance Shares, Performance Units or Restricted Stock is intended to comply with Code Section 162(m), an objectively determinable performance goal established by the Committee with respect to a given award of Performance Shares, Performance Units or

Restricted Stock that is based on one or more Performance Criteria and if the Performance Shares, Performance Units or Restricted Stock are not intended to comply with Code Section 162(m) any performance goal established by the Committee based on any performance criteria.

“Performance Cycle” — means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

“Performance Shares” — means Shares awarded pursuant to Section 12 of the Plan.

“Performance Unit” — means an Award granted to a Participant pursuant to Section 12 of the Plan.

“Plan” — means this 2010 Stock Option and Incentive Plan of the Company.

“Reorganization” — means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period” — means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock” — means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 hereof, so long as such restrictions are in effect.

“Retirement” — means, with respect to a Participant, the termination of the Participant’s status as an Employee, for any reason other than death, after having attained age 65.

“Securities Act” — means the Securities Act of 1933, as amended.

“Shares” — means the Common Stock, without par value, of the Company.

“Stock Appreciation Rights” — means an Award granted to a Participant pursuant to Section 11 the Plan.

“Unrestricted Stock” — means Shares awarded to a Participant by the Committee without any restrictions.

3.           Administration.  The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom shall be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish from time to time procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to accelerate the vesting of Awards made hereunder and to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or service of a Participant.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.           Participants.  The Committee may select from time to time Participants in the Plan from those Directors or Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.           Substitute Options.  In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6.           Shares Subject to Plan.  Subject to adjustment by the operation of Section 13 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 329,925 Shares, all of which may be subject to grants of Incentive Stock Options. Upon approval of the Plan by the directors of the Company, the Indiana Community Bancorp 1995 Stock Option Plan, 1999 Stock Option Plan, and 2001 Stock Option Plan (the “Prior Plans”) will immediately cease to be available for use for the grant of new stock options including with respect to shares returned to the Prior Plans because previously granted stock options lapse without being exercised. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 30,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

7.           General Terms and Conditions of Options.  The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price, which shall not be less than the Market Value per Share on the date the Option is granted, (b) the number of Shares subject to, and the expiration date of, any Option, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option, (d) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option, (e) the conditions, if any, under which a Participant may transfer or assign Options, and (f) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

8.           Exercise of Options.

(a)           Except as provided in Section 16, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 8, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

(b)           To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including by check, bank draft or money order), (ii) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) a combination of cash and such Shares, (iv) if the Participant may do so in conformity with Regulation T (12 C.F.R. § 220.3(e)(4)) without violating § 16(b) or § 16(a) of the Exchange Act, pursuant to a broker’s cashless exercise procedure, by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the total option price, in cash and, if desired, the amount of any taxes to be withheld from the Participant’s compensation as a result of any withholding tax obligation of the Company or any of its Affiliates, as specified in such notice, or (v) by any other means determined by the Committee in its sole discretion.

(c)           If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, Disability or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, Disability or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 8, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

(d)           In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(e)           Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

9.           Incentive Stock Options.  Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, (d) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000, and (e) no Incentive Stock Option may be exercised more than three months after the Participant’s cessation of Continuous Service for any reason other than death or Disability. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

10.           Terms and Conditions of Unrestricted Stock and Restricted Stock.  The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Stock and Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (e) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10. Unless the Committee otherwise specifically provides in the applicable instrument evidencing the grant of Restricted Stock, an Award of Restricted Stock will be subject to the following provisions:

(a)           At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 12) within specified Performance Cycles. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 10 and Section 13 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such

Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)           Except as provided in Section 15 hereof, if a Participant ceases to maintain Continuous Service for any reason other than death, Disability or Retirement, unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death, Disability or Retirement, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death, Disability, or Retirement reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death, Disability, or Retirement of the Participant.

(c)           Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2010 Stock Option and Incentive Plan of the Corporation, and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of the Corporation.”

At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

(d)           At the time of an award of Shares of Restricted Stock, the Participant shall enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and containing such other matters as the Committee shall in its sole discretion determine.

(e)           At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed in accordance with paragraph (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

11.           Stock Appreciation Rights.  The Committee may, in its discretion, grant Stock Appreciation Rights independently of or in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:

(a)           A Stock Appreciation Right may be made part of an Option at the time of its grant.

(b)           Each Stock Appreciation Right will entitle the holder to elect to receive an amount in Shares (or, to the extent permitted under Section 24, in cash or in Shares, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

(i)           the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over

(ii)           the aggregate Market Value for such number of Shares as of the date the Stock Appreciation Right was granted.

(c)           Each Stock Appreciation Right connected to an Option will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable. Each independent Stock Appreciation Right will be exercisable according to the terms and conditions established by the Committee in the instrument evidencing the Award.

(d)           Upon the exercise of a Stock Appreciation Right connected to an Option, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Exercise of such a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.

12.           Performance Shares and Performance Units.

(a)           The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of any one or combination of Performance Goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee.

(b)           In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

(c)           As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d)           At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

(e)           The grant of an Award of Performance Shares or Performance Units will be evidenced by an instrument containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

(f)           If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

(g)           If the Award of Performance Shares or Performance Units are intended to comply with Section 162(m) of the Code, the Committee shall take such additional actions, within the time periods, specified therein.

13.           Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

14.           Effect of Reorganization.  Unless otherwise provided by the Committee in the instrument evidencing an Award, Awards will be affected by a Reorganization as follows:

(a)           If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom an Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise the Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

(b)           If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Participant shall be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”); (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received, which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof; (iii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates ( or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); and (iv) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award.

15.           Effect of Change in Control.

(a)           If the Continuous Service of any Participant is involuntarily terminated, for whatever reason, at any time within 18 months after a Change in Control, unless the Committee shall have otherwise provided in the instrument evidencing the Award, (i) any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; and (ii) with respect to Performance Shares and Performance Units, the Participant shall be entitled to receive a pro rata payment to the same extent as if the Participant ceases Continuous Service by reason of death, Disability or Retirement under Section 12 of the Plan. In the event, however, of a Change in Control that does not qualify as a “change in control” under Code section 409A and its interpretive regulations, a Participant shall not receive a pro rata payment for its Performance Shares or Performance Units until the occurrence of a distribution event that meets Code section 409A standards.

(b)           If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

16.           Assignments and Transfers.  Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

17.           No Implied Rights.  No officer, Director, Employee or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant and no officer, Director, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

18.           Delivery and Registration of Stock.  The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

19.           Withholding Tax.  Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

20.           Termination, Amendment and Modification of Plan.  The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan, without the consent of the Participant to whom the Award was granted.

21.           Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years after the date of adoption unless sooner terminated under Section 20 hereof.

22.           Governing Law.  The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

23.           Shareholder Rights.  Except to the extent provided with respect to an Award of Restricted Stock in accordance with Section 10, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

24.           Code Section 409A Standards.  The Plan, and all Awards and all instruments evidencing Awards pursuant to the Plan, shall be effected, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations (the “Section 409A Standards”). To the extent that any terms of the Plan, an instrument evidencing an Award, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the applicable Section 409A Standards.

◄			►
☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY INDIANA COMMUNITY BANCORP

ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 2010		1.The election as directors of all nominees listed below for three-year terms:	For ☐	Withhold ☐	For All Except ☐
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS		01 John T. Beatty 02 William S. Blaser 03 Harold Force
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
The undersigned hereby appoints Charles R. Farber and Mark T. Gorski with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Indiana Community Bancorp (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hilton Garden Inn, 12210 North Executive Drive, Edinburgh, Indiana, on Tuesday, April 27, 2010, at 3:00 P.M. local time, and at any and all adjournments thereof, as follows:
			For	Against	Abstain
		2. Proposal to approve the Indiana Community Bancorp 2010 Stock Option and Incentive Plan	☐	☐	☐

		3. The ratification of the appointment of BKD LLP as auditors for the Corporation for the fiscal year ended December 31, 2010.	☐	☐	☐

		4. The approval, in an advisory (non-binding) vote, of the compensation of executives disclosed in the proxy statement.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

This proxy may be revoked at any time prior to the voting thereof.

The Board of Directors recommends a vote “FOR” each of the listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS  STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH  MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.  AT THE  PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to date and sign this proxy card in the box below	Date	The undersigned acknowledges receipt from the Corporation, prior to the execution of this proxy, of a notice of the Meeting, a proxy statement and an Annual Report to shareholders.

Sign above
◄		►

é Detach above card, sign, date and mail in postage paid envelope provided. é

INDIANA COMMUNITY BANCORP

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.